Provident Financial Services, Inc. Announces Second Quarter Earnings and Declares Increased Quarterly Cash Dividend

ISELIN, NJ, July 28, 2017 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $24.4 million, or $0.38 per basic and diluted share, for the three months ended June 30, 2017, compared to net income of $21.4 million, or $0.34 per basic and diluted share, for the three months ended June 30, 2016. For the six months ended June 30, 2017, the Company reported net income of $47.9 million, or $0.75 per basic share and $0.74 per diluted share, compared to net income of $42.3 million, or $0.67 per basic and diluted share, for the same period last year.
The Company’s results of operations for the quarter and six months ended June 30, 2017 were favorably impacted by the period-over-period growth in average loans outstanding, growth in both average non-interest bearing and interest bearing core deposits, along with an expansion of the net interest margin. The improvement in the net interest margin was the result of an increase in the yield on earning assets and a stable cost of funds.
Christopher Martin, Chairman, President and Chief Executive Officer, commented: "Following up on a solid first quarter, our second quarter results again reflected record earnings and revenue, accompanied by six basis points of net interest margin expansion. Non-interest expenses were well contained, as we continued preparations for reaching the $10 billion asset threshold in 2018. While we experienced higher than anticipated payoffs of loans throughout the first half of 2017, our loan pipeline remains robust. In addition, I am pleased to report that our board of directors declared an increase in the quarterly cash dividend to $0.20 per share."
Declaration of Quarterly Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.20 per common share payable on August 31, 2017, to stockholders of record as of the close of business on August 15, 2017. The dividend is an increase of 5.3% from the prior quarter's regular cash dividend of $0.19 per common share.
Balance Sheet Summary
Total assets increased $38.8 million to $9.54 billion at June 30, 2017, from $9.50 billion at December 31, 2016, primarily due to a $27.6 million increase in total loans and a $6.4 million increase in total investments.
The Company’s loan portfolio increased $27.6 million, or 0.4%, to $7.03 billion at June 30, 2017, from $7.00 billion at December 31, 2016. For the six months ended June 30, 2017, loan originations totaled $1.62 billion. During the six month period from December 31, 2016 to June 30, 2017, the loan portfolio had net increases of $57.5 million in commercial loans, $41.0 million in construction loans and $13.9 million in commercial mortgage loans, partially offset by net decreases of $43.1 million in residential mortgage loans, $23.9 million in consumer loans and $17.5 million in multi-family mortgage. Commercial real estate, commercial and construction loans represented 76.4% of the loan portfolio at June 30, 2017, compared to 75.3% at December 31, 2016.
At June 30, 2017, the Company’s unfunded loan commitments totaled $1.95 billion, including commitments of $1.13 billion in commercial loans, $368.9 million in construction loans and $169.8 million in commercial mortgage loans. Unfunded loan commitments at December 31, 2016 and June 30, 2016 were $1.83 billion and $1.23 billion, respectively.
Total investments increased $6.4 million, or 0.4%, to $1.61 billion at June 30, 2017, from $1.60 billion at December 31, 2016, largely due to purchases of mortgage-backed and municipal securities and an increase in unrealized gains on securities available for sale, partially offset by principal repayments on mortgage-backed securities, maturities of municipal and agency bonds and calls of certain mortgage-backed securities.
Total deposits decreased $53.1 million, or 0.8%, during the six months ended June 30, 2017, to $6.50 billion, from $6.55 billion at December 31, 2016. Total core deposits, which consist of savings and demand deposit accounts, decreased $51.9 million to $5.85 billion at June 30, 2017, from $5.90 billion at December 31, 2016, and time deposits decreased $1.2 million to $650.0 million at June 30, 2017, from $651.2 million at December 31, 2016. The decrease in core deposits was largely attributable to a $46.8 million decrease in money market deposits and a $17.6 million decrease in interest bearing demand deposits, partially offset by an $8.0 million increase in savings deposits and a $4.4 million increase in non-interest bearing demand deposits. Core deposits represented 90.0% of total deposits at June 30, 2017, compared to 90.1% at December 31, 2016.
Borrowed funds increased $63.5 million, or 3.9%, during the six months ended June 30, 2017, to $1.68 billion, as wholesale funding replaced net outflows of deposits for the period. Borrowed funds represented 17.6% of total assets at June 30, 2017, an increase from 17.0% at December 31, 2016.
Stockholders’ equity increased $31.8 million, or 2.5%, for the six months ended June 30, 2017, to $1.28 billion, primarily due to net income earned for the period and an increase in unrealized gains on securities available for sale, partially offset by dividends paid to stockholders. Common stock repurchases made in connection with withholding to cover income taxes on the vesting of stock-based compensation for the six months ended June 30, 2017 totaled 42,379 shares at an average cost of $27.18. At June 30, 2017, 3.1 million shares remained eligible for repurchase under the current authorization. Book value per share and tangible book value per share(1) at June 30, 2017 were $19.32 and $12.98, respectively, compared with $18.94 and $12.54, respectively, at December 31, 2016.
Results of Operations
Net Interest Income and Net Interest Margin
For the three months ended June 30, 2017, net interest income increased $5.2 million to $69.1 million, from $63.9 million for the same period in 2016. Net interest income for the six months ended June 30, 2017 increased $9.1 million, to $136.1 million, from $127.0 million for the same period in 2016. The improvement in net interest income for the comparative periods was due to growth in average loans outstanding resulting from organic originations and increases in both average interest bearing core deposits and average non-interest bearing demand deposits, combined with period-over-period expansion of the net interest margin. The improvement in the net interest margin was a function of an increase in the yield on earning assets and a stable cost of funds. In addition, the growth in average core deposits mitigated the Company's need to utilize higher-cost sources to fund average loan growth.
The Company’s net interest margin increased six basis points to 3.17% for the quarter ended June 30, 2017, from 3.11% for the trailing quarter. The weighted average yield on interest-earning assets increased seven basis points to 3.70% for the quarter ended June 30, 2017, compared with 3.63% for the quarter ended March 31, 2017. The weighted average cost of interest-bearing liabilities for the quarter ended June 30, 2017 increased two basis points to 0.67%, compared with 0.65% for the trailing quarter. The average cost of interest bearing deposits for the quarter ended June 30, 2017 increased one basis point to 0.36%, from 0.35% for the quarter ended March 31, 2017. Average non-interest bearing demand deposits totaled $1.33 billion for both the quarter ended June 30, 2017 and the trailing quarter ended March 31, 2017. The average cost of borrowed funds for the quarter ended June 30, 2017 was 1.66%, compared with 1.63% for the trailing quarter.
The net interest margin increased six basis points to 3.17% for the quarter ended June 30, 2017, compared with 3.11% for the quarter ended June 30, 2016. The weighted average yield on interest-earning assets increased six basis points to 3.70% for the quarter ended June 30, 2017, compared with 3.64% for the quarter ended June 30, 2016, while the weighted average cost of interest bearing liabilities increased one basis point for the quarter ended June 30, 2017 to 0.67%, compared to the second quarter of 2016. The average cost of interest bearing deposits for the quarter ended June 30, 2017 was 0.36%, compared with 0.33% for the same period last year. Average non-interest bearing demand deposits totaled $1.33 billion for the quarter ended June 30, 2017, compared with $1.21 billion for the quarter ended June 30, 2016. The average cost of borrowed funds for the quarter ended June 30, 2017 was 1.66%, compared with 1.72% for the same period last year.
For the six months ended June 30, 2017, the net interest margin increased four basis points to 3.15%, compared with 3.11% for the six months ended June 30, 2016. The weighted average yield on interest earning assets increased two basis points to 3.67% for the six months ended June 30, 2017, compared with 3.65% for the six months ended June 30, 2016, while the weighted average cost of interest bearing liabilities decreased one basis point for the six months ended June 30, 2017 to 0.66%, compared to the six months ended June 30, 2016. The average cost of interest bearing deposits for the six months ended June 30, 2017 was 0.35%, compared with 0.33% for the same period last year. Average non-interest bearing demand deposits totaled $1.33 billion for the six months ended June

30, 2017, compared with $1.20 billion for the six months ended June 30, 2016. The average cost of borrowings for the six months ended June 30, 2017 was 1.64%, compared with 1.71% for the same period last year.
Non-Interest Income
Non-interest income totaled $14.8 million for the quarter ended June 30, 2017, an increase of $1.0 million, or 7.2%, compared to the same period in 2016. Income from Bank-owned life insurance ("BOLI") increased $1.1 million to $2.5 million for the three months ended June 30, 2017, compared to $1.4 million for the same period in 2016. This increase was primarily due to death benefit claims recognized in the current quarter. Also contributing to the increase in non-interest income, fee income increased $544,000 to $7.3 million for the three months ended June 30, 2017, compared to the period ended June 30, 2016, largely due to a $454,000 increase in commercial loan prepayment fee income and a $90,000 increase in deposit related fees, partially offset by a $107,000 decrease in income from non-deposit investment products. Net gains on securities transactions increased $10,000 for the three months ended June 30, 2017, compared to the same period in 2016. Partially offsetting these increases in non-interest income, other income decreased $737,000 for the three months ended June 30, 2017, compared to the same period in 2016, primarily due to a $358,000 decrease in net fees on loan-level interest rate swap transactions, a $131,000 gain recognized on the sale of deposits resulting from a strategic branch divestiture in the prior year, and a $124,000 decrease in net gains on the sale of loans.
For the six months ended June 30, 2017, non-interest income totaled $27.3 million, an increase of $442,000, or 1.6%, compared to the same period in 2016. BOLI income increased $1.2 million to $3.9 million for the six months ended June 30, 2017, compared to the same period in 2016, primarily due to the recognition of death benefit claims. Fee income increased $88,000 for the six months ended June 30, 2017, compared to the same period in 2016, primarily due to a $288,000 increase in deposit related fee income and a $107,000 increase in merchant fee income, partially offset by a $303,000 decrease in debit card revenue. Partially offsetting these increases in non-interest income, other income decreased $697,000 to $1.4 million for the six months ended June 30, 2017, compared to $2.1 million for the same period in 2016, principally due to a $359,000 decrease in net gains on loan sales and a $335,000 gain recognized on the sale of deposits resulting from a strategic branch divestiture in the prior year. Wealth management income decreased $100,000 to $8.7 million for the six months ended June 30, 2017, due to the discontinuance of income associated with the licensing of indices to exchange traded fund providers. Net gains on securities transactions decreased $86,000 for the six months ended June 30, 2017, compared to the same period in 2016.
Non-Interest Expense
For the three months ended June 30, 2017, non-interest expense increased $1.4 million to $47.3 million, compared to the three months ended June 30, 2016. Compensation and benefits expense increased $1.2 million to $26.9 million for the three months ended June 30, 2017, compared to $25.7 million for the same period in 2016. This increase was principally due to additional salary expense related to annual merit increases, an increase in the accrual for incentive compensation and an increase in stock-based compensation, partially offset by a decrease in retirement benefit costs. Other operating expenses increased $299,000 to $8.1 million for the three months ended June 30, 2017, compared to the same period in 2016, largely due to increases in debit card maintenance expense and legal expense. Data processing expense increased $259,000 to $3.5 million for the three months ended June 30, 2017, compared to $3.3 million for the three months ended June 30, 2016, largely due to increases in telecommunication costs and software maintenance expense. In addition, net occupancy costs increased $127,000, to $6.2 million for three months ended June 30, 2017, compared to the same period in 2016, primarily due to an increase in seasonal expenses, partially offset by a decrease in depreciation expense. Partially offsetting these increases in non-interest expense, FDIC insurance expense decreased $294,000 to $1.0 million for three months ended June 30, 2017, compared to $1.3 million for the same period in 2016. This decrease was due to the FDIC's reduction of assessment rates for depository institutions with less than $10.0 billion in assets, effective for the quarter ended September 30, 2016. The decrease in the FDIC assessment rate was partially offset by an increase in the Company's total assets subject to assessment. Also, amortization of intangibles decreased $161,000 for the three months ended June 30, 2017, compared with the same period in 2016, as a result of scheduled reductions in amortization.
The Company’s annualized non-interest expense as a percentage of average assets(1) was 1.99% for the quarter ended June 30, 2017, compared with 2.03% for the same period in 2016. The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income)(1) was 56.44% for the quarter ended June 30, 2017, compared with 59.04% for the same period in 2016.
Non-interest expense for the six months ended June 30, 2017 was $93.5 million, an increase of $2.7 million from $90.8 million for the six months ended June 30, 2016. Compensation and benefits expense increased $2.0 million to $53.8 million for the six months ended June 30, 2017, compared to $51.8 million for the six months ended June 30, 2016, primarily due to additional salary expense related to annual merit increases, an increase in the accrual for incentive compensation and an increase in stock-based compensation, partially offset by a decrease in retirement benefit costs. Net occupancy costs increased $648,000 to $13.2 million for the six months ended June 30, 2017, compared to the same period in 2016, principally due to an increase in seasonal expenses, combined with an increase in facility maintenance costs. Other operating expenses increased $492,000 to $14.2 million for the six months ended June 30, 2017, compared to the same period in 2016, largely due to increases in legal and debit card maintenance expenses. In addition, data processing expense increased $471,000 to $7.0 million for the six months ended June 30, 2017, compared to $6.5 million for the same period in 2016, primarily due to increases in telecommunication costs and software maintenance expense. Partially offsetting these increases in non-interest expense, FDIC insurance expense decreased $517,000 to $2.1 million for the six months ended June 30, 2017, compared to $2.6 million for the same period in 2016. This decrease was due to the FDIC's reduction of assessment rates for depository institutions with less than $10.0 billion in assets, partially offset by an increase in the Company's total assets subject to assessment. Amortization of intangibles decreased $414,000 for the six months ended June 30, 2017, compared with the same period in 2016, as a result of scheduled reductions in amortization.
Asset Quality
The Company’s total non-performing loans at June 30, 2017 were $38.9 million, or 0.55% of total loans, compared with $40.5 million, or 0.58% of total loans at March 31, 2017 and $43.0 million, or 0.63% of total loans at June 30, 2016. The $1.6 million decrease in non-performing loans at June 30, 2017, compared with the trailing quarter, was due to a $1.5 million decrease in non-performing commercial loans, a $900,000 decrease in non-performing residential mortgage loans, a $445,000 decrease in non-performing consumer loans and a $79,000 decrease in non-performing multi-family loans, partially offset by a $1.3 million increase in non-performing commercial mortgage loans. At June 30, 2017, impaired loans totaled $52.7 million with related specific reserves of $4.1 million, compared with impaired loans totaling $53.5 million with related specific reserves of $3.0 million at March 31, 2017. At June 30, 2016, impaired loans totaled $45.3 million with related specific reserves of $2.3 million.
At June 30, 2017, the Company’s allowance for loan losses remained unchanged at 0.89% of total loans compared to March 31, 2017, and decreased from 0.90% of total loans at June 30, 2016. The decline in this loan coverage ratio from June 30, 2016, was largely the result of an overall improvement in asset quality. The Company recorded provisions for loan losses of $1.7 million and $3.2 million for the three and six months ended June 30, 2017 and June 30, 2016, respectively. For the three and six months ended June 30, 2017, the Company had net charge-offs of $1.0 million and $2.2 million, respectively, compared with net charge-offs of $3.0 million and $3.7 million, respectively, for the same periods in 2016. The allowance for loan losses increased $1.0 million to $62.9 million at June 30, 2017 from $61.9 million at December 31, 2016.
At June 30, 2017 and December 31, 2016, the Company held $6.6 million and $8.0 million of foreclosed assets, respectively. During the six months ended June 30, 2017, there were 10 additions to foreclosed assets with a carrying value of $2.0 million, and 14 properties sold with a carrying value of $2.7 million. Foreclosed assets at June 30, 2017 consisted of $3.5 million of commercial real estate and $3.1 million of residential real estate. Total non-performing assets at June 30, 2017 decreased $4.9 million, or 9.7%, to $45.5 million, or 0.48% of total assets, from $50.4 million, or 0.53% of total assets at December 31, 2016.
Income Tax Expense
For the three and six months ended June 30, 2017, the Company’s income tax expense was $10.5 million and $18.8 million, respectively, compared with $8.8 million and $17.5 million, for the three and six months ended June 30, 2016, respectively. The Company’s effective tax rates were 30.0% and 28.2% for the three and six months ended June 30, 2017, respectively, compared with 29.1% and 29.3% for the three and six months ended June 30, 2016, respectively, as a greater proportion of income in the current year periods was derived from taxable sources. The

Company adopted Accounting Standards Update ("ASU”) No. 2016-09, "Compensation - Stock Compensation (Topic 718)" in the third quarter of 2016. Under this guidance, all excess tax benefits and tax deficiencies associated with share-based compensation are recognized as income tax expense or benefit in the income statement. For the six months ended June 30, 2017, the application of this guidance resulted in a $1.2 million decrease in income tax expense.
About the Company
Provident Financial Services, Inc. is the holding company for Provident Bank, a community-oriented bank offering "commitment you can count on" since 1839. Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout northern and central New Jersey, as well as Bucks, Lehigh and Northampton counties in Pennsylvania. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company.
Post Earnings Conference Call
Representatives of the Company will hold a conference call for investors on Friday, July 28, 2017 at 10:00 a.m. Eastern Time to discuss highlights of the Company’s financial results for the quarter ended June 30, 2017. The call may be accessed by dialing 1-888-336-7149 (Domestic), 1-412-902-4175 (International) or 1-855-669-9657 (Canada). Internet access to the call is also available (listen only) at provident.bank by going to Investor Relations and clicking on "Webcast."
Forward Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” "project," "intend," “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those set forth in Item 1A of the Company's Annual Report on Form 10-K, as supplemented by its Quarterly Reports on Form 10-Q, and those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect events or circumstances after the date of this statement.
Footnotes
(1) Tangible book value per share, annualized non-interest expense as a percentage of average assets and the efficiency ratio are non-GAAP financial measures. Please refer to the Notes following the Consolidated Financial Highlights which contain the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
June 30, 2017 (Unaudited) and December 31, 2016
(Dollars in Thousands)

Assets	June 30, 2017	December 31, 2016

Cash and due from banks	$101,028	$92,508
Short-term investments	52,374	51,789
Total cash and cash equivalents	153,402	144,297

Securities available for sale, at fair value	1,038,968	1,040,386
Investment securities held to maturity (fair value of $501,338 at June 30, 2017 (unaudited) and $489,287 at December 31, 2016)	492,737	488,183
Federal Home Loan Bank Stock	78,949	75,726
Loans	7,031,048	7,003,486
Less allowance for loan losses	62,862	61,883
Net loans	6,968,186	6,941,603
Foreclosed assets, net	6,603	7,991
Banking premises and equipment, net	80,349	84,092
Accrued interest receivable	27,090	27,082
Intangible assets	421,499	422,937
Bank-owned life insurance	188,432	188,527
Other assets	83,068	79,641
Total assets	$9,539,283	$9,500,465

Liabilities and Stockholders' Equity

Deposits:
Demand deposits	$4,743,488	$4,803,426
Savings deposits	1,107,051	1,099,020
Certificates of deposit of $100,000 or more	308,208	290,295
Other time deposits	341,790	360,888
Total deposits	6,500,537	6,553,629
Mortgage escrow deposits	28,941	24,452
Borrowed funds	1,676,219	1,612,745
Other liabilities	49,985	57,858
Total liabilities	8,255,682	8,248,684

Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,293 shares issued and 66,441,753 shares outstanding at June 30, 2017 and 66,082,283 outstanding at December 31, 2016	832	832
Additional paid-in capital	1,008,479	1,005,777
Retained earnings	573,350	550,768
Accumulated other comprehensive loss	(1,277)	(3,397)
Treasury stock	(261,215)	(264,221)
Unallocated common stock held by the Employee Stock Ownership Plan	(36,568)	(37,978)
Common Stock acquired by the Directors' Deferred Fee Plan	(5,511)	(5,846)
Deferred Compensation - Directors' Deferred Fee Plan	5,511	5,846
Total stockholders' equity	1,283,601	1,251,781
Total liabilities and stockholders' equity	$9,539,283	$9,500,465

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three and Six Months Ended June 30, 2017 and 2016 (Unaudited)
(Dollars in Thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Interest income:
Real estate secured loans	$47,009	$44,916	$93,020	$89,149
Commercial loans	18,100	15,374	34,920	30,326
Consumer loans	5,196	5,394	10,210	11,030
Securities available for sale and Federal Home Loan Bank stock	6,548	5,718	13,111	11,498
Investment securities held to maturity	3,292	3,331	6,540	6,662
Deposits, federal funds sold and other short-term investments	298	72	555	114
Total interest income	80,443	74,805	158,356	148,779

Interest expense:
Deposits	4,653	4,135	9,105	7,956
Borrowed funds	6,735	6,760	13,161	13,844
Total interest expense	11,388	10,895	22,266	21,800
Net interest income	69,055	63,910	136,090	126,979
Provision for loan losses	1,700	1,700	3,200	3,200
Net interest income after provision for loan losses	67,355	62,210	132,890	123,779

Non-interest income:
Fees	7,255	6,711	13,260	13,172
Wealth management income	4,509	4,511	8,722	8,822
Bank-owned life insurance	2,549	1,369	3,938	2,701
Net gain on securities transactions	11	1	11	97
Other income	495	1,232	1,353	2,050
Total non-interest income	14,819	13,824	27,284	26,842

Non-interest expense:
Compensation and employee benefits	26,910	25,741	53,758	51,771
Net occupancy expense	6,195	6,068	13,150	12,502
Data processing expense	3,531	3,272	6,988	6,517
FDIC Insurance	999	1,293	2,098	2,615
Amortization of intangibles	695	856	1,447	1,861
Advertising and promotion expense	945	901	1,802	1,780
Other operating expenses	8,065	7,766	14,221	13,729
Total non-interest expense	47,340	45,897	93,464	90,775
Income before income tax expense	34,834	30,137	66,710	59,846
Income tax expense	10,451	8,781	18,819	17,517
Net income	$24,383	$21,356	$47,891	$42,329

Basic earnings per share	$0.38	$0.34	$0.75	$0.67
Average basic shares outstanding	64,357,684	63,553,694	64,263,065	63,452,393

Diluted earnings per share	$0.38	$0.34	$0.74	$0.67
Average diluted shares outstanding	64,541,071	63,726,513	64,455,873	63,623,134

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the		At or for the
	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
STATEMENTS OF INCOME:
Net interest income	$69,055	$63,910	$136,090	$126,979
Provision for loan losses	1,700	1,700	3,200	3,200
Non-interest income	14,819	13,824	27,284	26,842
Non-interest expense	47,340	45,897	93,464	90,775
Income before income tax expense	34,834	30,137	66,710	59,846
Net income	24,383	21,356	47,891	42,329
Diluted earnings per share	$0.38	$0.34	$0.74	$0.67
Interest rate spread	3.03%	2.98%	3.01%	2.98%
Net interest margin	3.17%	3.11%	3.15%	3.11%

PROFITABILITY:
Annualized return on average assets	1.03%	0.94%	1.02%	0.94%
Annualized return on average equity	7.61%	7.01%	7.58%	6.99%
Annualized return on average tangible equity (2)	11.33%	10.74%	11.33%	10.75%
Annualized non-interest expense to average assets (3)	1.99%	2.03%	1.98%	2.02%
Efficiency ratio (4)	56.44%	59.04%	57.21%	59.01%

ASSET QUALITY:
Non-accrual loans			$38,907	$43,008
90+ and still accruing			—	—
Non-performing loans			38,907	43,008
Foreclosed assets			6,603	10,508
Non-performing assets			45,510	53,516
Non-performing loans to total loans			0.55%	0.63%
Non-performing assets to total assets			0.48%	0.58%
Allowance for loan losses			$62,862	$60,933
Allowance for loan losses to total non-performing loans			161.57%	141.68%
Allowance for loan losses to total loans			0.89%	0.90%

AVERAGE BALANCE SHEET DATA:
Assets	$9,535,776	$9,107,296	$9,511,739	$9,033,951
Loans, net	6,951,697	6,588,407	6,936,026	6,545,841
Earning assets	8,642,756	8,195,959	8,620,849	8,125,033
Core deposits	5,885,520	5,461,044	5,886,283	5,345,694
Borrowings	1,628,155	1,581,576	1,614,951	1,625,234
Interest-bearing liabilities	6,853,098	6,595,890	6,839,929	6,540,833
Stockholders' equity	1,284,795	1,224,928	1,274,695	1,217,569
Average yield on interest-earning assets	3.70%	3.64%	3.67%	3.65%
Average cost of interest-bearing liabilities	0.67%	0.66%	0.66%	0.67%

LOAN DATA:
Mortgage loans:
Residential			$1,169,144	$1,244,083
Commercial			1,992,574	1,797,325
Multi-family			1,384,708	1,381,925
Construction			305,860	298,974
Total mortgage loans			4,852,286	4,722,307
Commercial loans			1,688,381	1,509,498
Consumer loans			492,837	550,171
Total gross loans			7,033,504	6,781,976
Premium on purchased loans			4,492	5,729
Unearned discounts			(37)	(39)
Net deferred			(6,911)	(6,700)
Total loans			$7,031,048	$6,780,966

Notes and Reconciliation of GAAP to Non-GAAP Financial Measures - (Dollars in Thousands, except share data)

(1) Book and Tangible Book Value per Share
		At June 30,		At December 31,
		2017	2016	2016
Total stockholders' equity		$1,283,601	$1,229,563	$1,251,781
Less: total intangible assets		421,499	424,413	422,937
Total tangible stockholders' equity		$862,102	$805,150	$828,844

Shares outstanding		66,441,753	65,813,618	66,082,283

Book value per share (total stockholders' equity/shares outstanding)		$19.32	$18.68	$18.94
Tangible book value per share (total tangible stockholders' equity/shares outstanding)		$12.98	$12.23	$12.54

(2) Annualized Return on Average Tangible Equity
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Total average stockholders' equity	$1,284,795	$1,224,928	$1,274,695	$1,217,569
Less: total average intangible assets	421,930	424,938	422,298	425,418
Total average tangible stockholders' equity	$862,865	$799,990	$852,397	$792,151

Net income	$24,383	$21,356	$47,891	$42,329

Annualized return on average tangible equity (net income/total average stockholders' equity)	11.33%	10.74%	11.33%	10.75%

(3) Annualized Non-Interest Expense to Average Assets
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Total annualized non-interest expense	189,880	184,597	188,477	182,548
Average assets	$9,535,776	$9,107,296	$9,511,739	$9,033,951

Annualized non-interest expense/average assets	1.99%	2.03%	1.98%	2.02%

(4) Efficiency Ratio Calculation
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net interest income	$69,055	$63,910	$136,090	$126,979
Non-interest income	14,819	13,824	27,284	26,842
Total income	$83,874	$77,734	$163,374	$153,821

Non-interest expense	$47,340	$45,897	$93,464	$90,775

Efficiency ratio (non-interest expense/income)	56.44%	59.04%	57.21%	59.01%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	June 30, 2017			March 31, 2017
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$16,376	$39	0.95%	$16,921	$32	0.75%
Federal funds sold and other short-term investments	52,047	259	1.99%	51,828	225	1.76%
Investment securities (1)	493,632	3,292	2.67%	486,227	3,248	2.67%
Securities available for sale	1,052,134	5,631	2.14%	1,047,352	5,563	2.12%
Federal Home Loan Bank stock	76,870	917	4.79%	75,009	1,000	5.41%
Net loans: (2)
Total mortgage loans	4,815,931	47,009	3.88%	4,812,080	46,011	3.82%
Total commercial loans	1,636,916	18,100	4.40%	1,598,965	16,820	4.23%
Total consumer loans	498,850	5,196	4.18%	509,136	5,014	3.99%
Total net loans	6,951,697	70,305	4.02%	6,920,181	67,845	3.93%
Total Interest-Earning Assets	$8,642,756	$80,443	3.70%	$8,597,518	$77,913	3.63%

Non-Interest Earning Assets:
Cash and due from banks	96,131			92,844
Other assets	796,889			797,074
Total Assets	$9,535,776			$9,487,436

Interest-Bearing Liabilities:
Demand deposits	$3,440,044	$2,852	0.33%	$3,449,935	$2,747	0.32%
Savings deposits	1,114,333	523	0.19%	1,110,624	528	0.19%
Time deposits	670,566	1,278	0.76%	664,455	1,177	0.72%
Total Deposits	5,224,943	4,653	0.36%	5,225,014	4,452	0.35%

Borrowed funds	1,628,155	6,735	1.66%	1,601,601	6,426	1.63%
Total Interest-Bearing Liabilities	6,853,098	11,388	0.67%	6,826,615	10,878	0.65%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,331,143			1,326,495
Other non-interest bearing liabilities	66,740			69,843
Total non-interest bearing liabilities	1,397,883			1,396,338
Total Liabilities	8,250,981			8,222,953
Stockholders' equity	1,284,795			1,264,483
Total Liabilities and Stockholders' Equity	$9,535,776			$9,487,436

Net interest income		$69,055			$67,035

Net interest rate spread			3.03%			2.98%
Net interest-earning assets	$1,789,658			$1,770,903

Net interest margin (3)			3.17%			3.11%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.26x			1.26x

(1)	Average outstanding balance amounts shown are amortized cost.
(2)	Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)	Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	6/30/17	3/31/17	12/31/16	9/30/16	06/30/16
	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.
Interest-Earning Assets:
Securities	2.40%	2.40%	2.18%	2.14%	2.27%
Net loans	4.02%	3.93%	3.93%	3.93%	3.97%
Total interest-earning assets	3.70%	3.63%	3.58%	3.57%	3.64%

Interest-Bearing Liabilities:
Total deposits	0.36%	0.35%	0.34%	0.34%	0.33%
Total borrowings	1.66%	1.63%	1.67%	1.70%	1.72%
Total interest-bearing liabilities	0.67%	0.65%	0.64%	0.65%	0.66%

Interest rate spread	3.03%	2.98%	2.94%	2.92%	2.98%
Net interest margin	3.17%	3.11%	3.07%	3.05%	3.11%

Ratio of interest-earning assets to interest-bearing liabilities	1.26x	1.26x	1.26x	1.25x	1.24x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	June 30, 2017			June 30, 2016
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$17,235	$71	0.82%	$45,142	$114	0.50%
Federal funds sold and other short term investments	51,938	484	1.88%	1,509	—	0.06%
Investment securities (1)	489,950	6,540	2.67%	475,311	6,662	2.80%
Securities available for sale	1,049,756	11,194	2.13%	982,620	9,747	1.99%
Federal Home Loan Bank stock	75,944	1,917	5.09%	74,610	1,751	4.72%
Net loans: (2)
Total mortgage loans	4,814,016	93,020	3.85%	4,570,095	89,149	3.88%
Total commercial loans	1,618,045	34,920	4.31%	1,418,736	30,326	4.25%
Total consumer loans	503,965	10,210	4.08%	557,010	11,030	3.98%
Total net loans	6,936,026	138,150	3.98%	6,545,841	130,505	3.97%
Total Interest-Earning Assets	$8,620,849	$158,356	3.67%	$8,125,033	$148,779	3.65%

Non-Interest Earning Assets:
Cash and due from banks	93,908			101,666
Other assets	796,982			807,252
Total Assets	$9,511,739			$9,033,951

Interest-Bearing Liabilities:
Demand deposits	$3,444,962	$5,599	0.33%	$3,135,583	$4,593	0.29%
Savings deposits	1,112,489	1,051	0.19%	1,012,211	676	0.13%
Time deposits	667,527	2,455	0.74%	767,805	2,687	0.70%
Total Deposits	5,224,978	9,105	0.35%	4,915,599	7,956	0.33%
Borrowed funds	1,614,951	13,161	1.64%	1,625,234	13,844	1.71%
Total Interest-Bearing Liabilities	$6,839,929	$22,266	0.66%	$6,540,833	$21,800	0.67%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,328,832			1,197,900
Other non-interest bearing liabilities	68,283			77,649
Total non-interest bearing liabilities	1,397,115			1,275,549
Total Liabilities	8,237,044			7,816,382
Stockholders' equity	1,274,695			1,217,569
Total Liabilities and Stockholders' Equity	$9,511,739			$9,033,951

Net interest income		$136,090			$126,979

Net interest rate spread			3.01%			2.98%
Net interest-earning assets	$1,780,920			$1,584,200

Net interest margin (3)			3.15%			3.11%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.26x			1.24x

(1) Average outstanding balance amounts shown are amortized cost.

(2) Average outstanding balance are net of the allowance for loan losses, deferred loan fees and expenses, loan premium and discounts and include non-accrual loans.

(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the year-to-date net interest margin for the previous three years.

	Six Months Ended
	6/30/2017	6/30/2016	6/30/2015
Interest-Earning Assets:
Securities	2.40%	2.32%	2.33%
Net loans	3.98%	3.97%	4.12%
Total interest-earning assets	3.67%	3.65%	3.74%

Interest-Bearing Liabilities:
Total deposits	0.35%	0.33%	0.31%
Total borrowings	1.64%	1.71%	1.80%
Total interest-bearing liabilities	0.66%	0.67%	0.67%

Interest rate spread	3.01%	2.98%	3.07%
Net interest margin	3.15%	3.11%	3.20%

Ratio of interest-earning assets to interest-bearing liabilities	1.26x	1.24x	1.23x